Exhibit 23.5



                      CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in Form S-4 of McCaw Cellular Communications, Inc. ("McCaw") of our report, dated January 27, 1994, on our audits of the consolidated financial statements of American Telephone and Telegraph Company (which subsequently changed its name to AT&T Corp.) and its subsidiaries, which is included in McCaw's Current Report on Form 8-K dated August 16, 1993, as amended. We also consent to the reference to our firm under the caption "Experts".



                                   COOPERS & LYBRAND


New York, New York
April 26, 1994